Exhibit 21

FEDERAL-MOGUL CORPORATION SUBSIDIARIES

The direct and indirect operating subsidiaries of the Company and their respective States or other jurisdictions of incorporation as of December 31, 2011 are as follows:

Name of Subsidiaries	Country	Percentage of Voting Stock Owned Directly and Indirectly by Federal-Mogul
Federal Mogul Argentina SA.	Argentina	96.3%
Federal-Mogul Plasticos Puntanos, S.A.	Argentina	96.3%
Federal-Mogul Pty Ltd.	Australia	100.0%
Federal-Mogul Automotive Pty Ltd.	Australia	100.0%
Federal-Mogul S.A.	Belgium	100.0%
Federal-Mogul Global Aftermarket EMEA, BVBA	Belgium	100.0%
Coventry Assurance, Ltd.	Bermuda	100.0%
Federal Mogul do Brasil Ltda.	Brazil	100.0%
Federal Mogul Materiais de Friccao Ltda.	Brazil	100.0%
Federal-Mogul Industria de Autopecas Ltda.	Brazil	100.0%
Federal-Mogul Canada Limited	Canada	100.0%
Dalian Stellar Marine Products Co., Ltd.	China	100.0%
Federal-Mogul (Shanghai) Automotive Parts Co., Ltd.	China	100.0%
Federal-Mogul Champion Spark Plug (Guangzhou) Co., Ltd.	China	100.0%
Federal-Mogul Dongsuh (Qingdao) Pistons Co., Ltd.	China	75.5%
Federal-Mogul Friction Products Co. Ltd.	China	100.0%
Federal-Mogul Management (China) Co., Ltd.	China	100.0%
Federal-Mogul Qingdao Automotive Company., Ltd.	China	100.0%
Federal-Mogul Qingdao Piston Co. Ltd.	China	61.5%
Federal-Mogul Sealing Systems Co., Ltd.	China	100.0%
Federal-Mogul Shanghai Bearings Co., Ltd	China	60.0%
Federal-Mogul Shanghai Compound Material Co., Ltd.	China	60.0%
Federal-Mogul Friction Products A.S.	Czech Rep.	100.0%
Federal Mogul Aftermarket France SAS	France	100.0%
Federal-Mogul Financial Services SAS	France	100.0%
Federal-Mogul Friction Products SAS	France	100.0%
Federal-Mogul Operations France SAS	France	100.0%
Federal-Mogul Sealing System SAS	France	100.0%
Federal-Mogul Services Sarl	France	100.0%
Federal-Mogul Systems Protection SAS	France	100.0%
Federal-Mogul, SAS	France	100.0%
Federal-Mogul Sintertech, SAS	France	100.0%
Daros Industrial Rings GmbH	Germany	100.0%
Federal-Mogul Automotive Verwaltungs GmbH	Germany	100.0%
Federal-Mogul Betriebsgrundstücke Burscheid GmbH	Germany	100.0%
Federal-Mogul Burscheid Beteiligungs GmbH	Germany	100.0%
Federal-Mogul Burscheid GmbH	Germany	100.0%
Federal-Mogul Deva GmbH	Germany	100.0%
Federal-Mogul Friction Products GmbH	Germany	100.0%
Federal-Mogul Friedberg GmbH	Germany	100.0%

Name of Subsidiaries	Country	Percentage of Voting Stock Owned Directly and Indirectly by Federal-Mogul
Federal-Mogul Holding Deutschland GmbH	Germany	100.0%
Federal-Mogul Nurenberg GmbH	Germany	100.0%
Federal-Mogul Powertrain Russia GmbH	Germany	100.0%
Federal-Mogul Sealing Systems Bretten GmbH	Germany	100.0%
Federal-Mogul Sealing Systems GmbH	Germany	100.0%
Federal-Mogul TP Europe Gmbh & Co. KG	Germany	66.7%
Federal-Mogul TP Piston Rings GmbH	Germany	66.6%
Federal-Mogul Vermogensverwaltungs GmbH	Germany	100.0%
Federal-Mogul Verwaltungs und Beteiligungs GmbH	Germany	100.0%
Federal-Mogul Wiesbaden GmbH	Germany	100.0%
Goetze Wohnungsbau GmbH .	Germany	100.0%
Weyburn-Bartel GmbH	Germany	100.0%
Curzon Insurance Limited.	Guernsey	100.0%
Federal-Mogul (T&N) Hong Kong Limited	Hong Kong	100.0%
Federal-Mogul World Trade (Asia) Limited	Hong Kong	100.0%
Federal-Mogul Hungary Kft	Hungary	100.0%
Federal-Mogul Automotive Products (India) Private Limited	India	100.0%
Federal-Mogul Bearing India Limited	India	63.8%
Federal-Mogul Goetze (India) Limited.	India	75.0%
Federal-Mogul TPR (India) Limited.	India	62.7%
Ferodo India Private Limited	India	100.0%
Federal-Mogul Italy S.r.l.	Italy	100.0%
Federal Mogul Japan K.K.	Japan	100.0%
KFM Bearing Co., Ltd.	Korea	100.0%
Federal-Mogul Luxembourg S. a. r. l.	Luxembourg	100.0%
Federal-Mogul Holdings, Ltd.	Mauritius Is	100.0%
F-M Holding Mexico, S.A. de C.V.	Mexico	100.0%
Federal-Mogul de Mexico, S.A. de C.V.	Mexico	99.4%
Federal-Mogul S.A. de C.V.	Mexico	98.3%
McCord Payen de Mexico S. de R.L.	Mexico	100.0%
Raimsa, S.A. de C.V.	Mexico	100.0%
Servicios Administrativos Industriales, S.A.	Mexico	100.0%
Servicio de Componentes Automotrices, S.A. de C.A.	Mexico	100.0%
Subensambles Internacionales, S.A. de S.V.	Mexico	100.0%
T&N de Mexico S.de R.L	Mexico	100.0%
Cooperatief Federal-Mogul Dutch Investments B.A.	Netherlands	100.0%
Federal-Mogul Global B.V.	Netherlands	100.0%
Federal-Mogul Growth B.V.	Netherlands	100.0%
Federal-Mogul Investments B.V.	Netherlands	100.0%
Federal-Mogul Bimet Spolka Akcyjna	Poland	95.0%
Federal-Mogul Gorzyce S.A.	Poland	99.9%
Federal-Mogul Powertrain Vostok OOO	Russia	100.0%

Name of Subsidiaries	Country	Percentage of Voting Stock Owned Directly and Indirectly by Federal-Mogul
Federal Mogul of South Africa (Pty) Ltd.	South Africa	100.0%
Federal-Mogul Aftermarket Espana, SA	Spain	51.0%
Federal-Mogul Friction Products SA	Spain	100.0%
Federal-Mogul Iberica, S.L	Spain	100.0%
Daros Piston Rings AB	Sweden	100.0%
F-M Daros Holding AB	Sweden	100.0%
F-M Holding Sweden AB	Sweden	100.0%
Federal-Mogul SARL	Switzerland	100.0%
Federal-Mogul Friction Products (Thailand) Limited	Thailand	100.0%
AE International Limited	UK	100.0%
AE Limited	UK	100.0%
Epicure Industrial Holdings Ltd	UK	100.0%
Federal-Mogul Aftermarket UK Limited	UK	100.0%
Federal-Mogul Bradford Limited	UK	100.0%
Federal-Mogul Camshaft Castings Limited	UK	100.0%
Federal-Mogul Camshaft Limited	UK	100.0%
Federal-Mogul (Continental European Operations) Limited	UK	100.0%
Federal-Mogul Employee Trust Administration Limited	UK	100.0%
Federal-Mogul Engineering Limited	UK	100.0%
Federal-Mogul Export Services Limited	UK	100.0%
Federal-Mogul Friction Products Limited	UK	100.0%
Federal-Mogul Global Growth Limited	UK	100.0%
Federal-Mogul Ignition (U.K.) Limited	UK	100.0%
Federal-Mogul Sealing Systems Limited	UK	100.0%
Federal-Mogul Sintered Products Limited	UK	100.0%
Federal-Mogul Systems Protection Group Limited	UK	100.0%
F-M International Limited	UK	100.0%
F-M Trademarks Limited	UK	100.0%
F-M UK Holding Limited	UK	100.0%
Sintration Limited	UK	100.0%
FDML Holdings Limited	UK	100.0%
Federal-Mogul UK Investments Limited	UK	100.0%
Federal-Mogul Limited	UK	100.0%
Piston Rings (UK) Ltd.	UK	100.0%
Wellworthy Limited	UK	100.0%
McCord Sealing, Inc.	US-Alabama	100.0%
Federal-Mogul Dutch Holdings Inc.	US-Delaware	100.0%
Federal-Mogul FAP, Inc.	US-Delaware	100.0%
Federal-Mogul Finance 1, LLC	US-Delaware	100.0%
Federal-Mogul Finance 2, LLC	US-Delaware	100.0%
Federal-Mogul Global Inc.	US-Delaware	100.0%
Federal-Mogul Ignition Company	US-Delaware	100.0%
Federal-Mogul Piston Rings, Inc.	US-Delaware	100.0%
Federal-Mogul U.K. Holdings Inc.	US-Delaware	100.0%
Ferodo America, Inc.	US-Delaware	100.0%
Ferodo Holdings, Inc.	US-Delaware	100.0%

FM International, LLC	US-Delaware	100.0%
T&N Industries Inc.	US-Delaware	100.0%
Federal-Mogul Powertrain, Inc.	US-Michigan	100.0%
Federal-Mogul World Wide, Inc.	US-Michigan	100.0%
J.W.J. Holdings, Inc.	US-Michigan	100.0%
Federal-Mogul Products, Inc.	US-Missouri	100.0%
Federal-Mogul de Venezuela, C.A.	Venezuela	100.0%